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Exhibit 99.(a)(1)(iii)

        NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
(including the associated preferred stock purchase rights)
of
Illumina, Inc.
Pursuant to the Offer to Purchase
dated January 27, 2012
by
CKH Acquisition Corporation
an indirect wholly owned subsidiary of
Roche Holding Ltd

        This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share, of Illumina, Inc. (together with the associated preferred stock purchase rights) and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary on or prior to 12:00 midnight, New York City time, at the end of the day on Friday, February 24, 2012 (or if the Offer is extended to a later date, such later date). Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:
CITIBANK, N.A.
By Mail: Citibank, N.A. Global Transaction Services P.O. Box 859208 Braintree, MA 02185-9208 Attn: Corporate Actions Department	By Facsimile: For Eligible Institutions Only: (781) 930-4942 For Telephone Confirmation Only: (781) 930-4900	By Hand or Overnight Mail: Citibank, N.A. Global Transaction Services 161 Bay State Drive Braintree, MA 02184 Attn: Corporate Actions Department

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to CKH Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Roche Holding Ltd, a joint stock company organized under the laws of Switzerland, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 27, 2012 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged,                          shares of Common Stock, par value $0.01 per share (together with the associated preferred stock purchase rights, the "Shares"), of Illumina, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE
Signature(s)
(Name(s)) (Please Print)
(Addresses)
If delivery will be by book-entry transfer:	(Zip Code)
Name of Tendering Institution
(Area Code and Telephone Number)
Account Number

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 GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Inc. Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ trading days of the date hereof.

(Name of Firm)
(Address)
(Zip Code)
(Autho- rized Signa- ture)
(Name and Title)
(Area Code and Tele- phone Num- ber)

Dated:	, 2012.

 DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit 99.(a)(1)(iii)
GUARANTEE (Not to be used for signature guarantee)
DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.